UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

______________

NESTOR, INC.
(Exact name of registrant as specified in its charter)
______________

Delaware
(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street, Providence, Rhode Island 02908
(Address of principal executive offices)

(401) 274-5658
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

In connection with that certain Securities Purchase Agreement (the “Agreement”) dated October 8, 2008 between Nestor, Inc. (the “Company”), several institutional and accredited investors a party thereto (the “Purchasers”) and U.S. Bank National Association as collateral agent for the Purchasers, the Company entered into Written Consent, Waiver and Forbearance Agreements (the “Noteholder Agreements”) with the holders of the Company’s 7% Senior Secured Notes (the “7% Notes”) and the holders of the Company’s 5% Senior Secured Notes (the “5% Notes”).  Pursuant to the Noteholder Agreements, the holders of the 7% Notes and the holders of the 5% Notes agreed to, among other things, (i) postpone the date fixed for any interest payments during the Forbearance Period (as such term is defined in the Noteholder Agreements), (ii) not to exercise any conversion rights under the 5% Notes and 7% Notes at any time during the Forbearance Period and (iii) not to exercise their right to force the Company to redeem the 5% Notes and the 7% Notes upon any event of default occurring during the Forbearance Period.  The Forbearance Period under the Noteholder Agreements expired on January 7, 2009.  The Forbearance Period under the Noteholder Agreements expired at midnight on January 7, 2009.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation

Under the terms of the Agreement, the Company issued senior secured bridge notes in the total principal face amount of $500,000 (the “Bridge Notes”), in a private placement pursuant to Regulation D under the Securities Act of 1933.  Payment of all outstanding principal and accrued interest on the Bridge Notes became due on January 8, 2009.  The Company failed to make payment on the Bridge Notes when due and, as a result, is currently in default of the provisions of the Bridge Notes.  Due to the aforesaid payment default, interest on all outstanding principal and accrued interest on the Bridge Notes was automatically increased from 10% per annum to 13.5%.

The foregoing summaries of the Bridge Notes and Noteholder Agreements are qualified in their entirety by the terms of the Agreement and the exhibits, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2008, which are incorporated herein by reference.

Item 8.01.  Other Events

The date of the 2009 annual meeting of stockholders of the Company will be March 5, 2009.  The record date for determining the stockholders of the Company entitled to receive notice of and vote at the annual meeting will be January 27, 2009.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                                Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2009	NESTOR, INC.

By:	/s/ Brian R. Haskell
Name:	Brian R. Haskell
Title:	Vice President Business Development and Chief Legal Counsel